UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2022

SIERRA ONCOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37490	20-0138994
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1820 Gateway Drive, San Mateo, California	94404
(Address of principal executive offices)	(Zip Code)

(605) 376-8679

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SRRA	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 25, 2022, Sierra Oncology, Inc., a Delaware corporation (the “Company”) issued a press release announcing that on January 21, 2022 (the “Effective Date”), the Company entered into a Loan and Security Agreement (the “Agreement”) with Oxford Finance, LLC, as collateral agent (in such capacity, the “Collateral Agent”), the lenders from time to time party thereto (each a “Lender” and collectively, the “Lenders”) and Sierra Oncology Canada, LLC, a Delaware limited liability company (together with the Company, individually and collectively, jointly and severally, the “Borrower”), pursuant to which the Lenders have agreed to lend the Borrower up to an aggregate principal amount of $125.0 million in a series of term loans (the “Term Loans”), of which $50.0 million is subject to the lender’s sole discretion.

Pursuant to the Agreement, the Borrower received an initial Term Loan of $5.0 million on the Effective Date and may borrow additional $120.0 million of term loans upon the satisfaction of certain conditions as follows:

•

$15.0 million (the “Term B Loans”) upon the receipt by the Borrower of positive topline data from the clinical trials of the Borrower’s product candidate, momelotinib, and receipt by the Borrower on or after the Effective Date of certain minimum gross cash proceeds from the sale of equity securities and/or “up front” payments in connection with a licensing transaction for momelotinib (the “Term B Milestones”). The Borrower may draw the Term B Loans within 30 days after the occurrence of the Term B Milestones but no later than June 30, 2022.

•

$55.0 million (or $70.0 million, if the Term B Loans have not been made on or prior to June 30, 2022 and the funding date of the Term C Loans is after June 30, 2022) (the “Term C Loans”) upon (i) the receipt by the Borrower of the final approval from the United States Food and Drug Administration for marketing and sales of momelotinib and (ii) the achievement by the Borrower of the Term B Milestones (the “Term C Milestones”). The Borrower may draw the Term C Loans within 30 days after the completion of the Term C Milestones but no later than December 31, 2023.

•	$50.0 million (the “Term D Loans”), at the sole discretion of the Lenders.

The proceeds from the Term Loans under the Agreement may be used to satisfy the Borrower’s future working capital needs and to fund its general corporate purposes. The Borrower’s obligations under the Agreement are secured by all assets of the Borrower, other than its intellectual property, until the first date on which the aggregate outstanding principal amount of the Term Loans equals or exceeds $50.0 million, at which time the Borrower has agreed to grant a security interest in its intellectual property.

The Term Loans will bear interest at a floating per year rate equal to the prime rate, plus a margin of 5.25%, subject to a floor of 8.50%. Interest is payable monthly in arrears on the first calendar day of each calendar month. Beginning (i) March 1, 2025, if either the Term B Loan or the Term C Loan is not made or (ii) September 1, 2025, if both the Term B Loan and the Term C Loan is made, the Borrower shall repay the Term Loans in consecutive equal monthly payments of principal, together with applicable interest, in arrears. All unpaid principal and accrued and unpaid interest with respect to each Term Loan is due and payable in full on January 1, 2027.

The Borrower will be required to make a final payment of 6.00% of the original principal amount of the Term Loans, payable at maturity or upon any earlier acceleration or prepayment of the Term Loans. The Borrower may prepay all, but not less than all, of the Term Loans, subject to a prepayment fee equal to (i) 2.00% of the principal amount of the applicable Term Loan if prepaid on or before the first anniversary of the Effective Date and (ii) 1.00% of the principal amount of the applicable Term Loan if prepaid after the first and on or before the third anniversary of the Effective Date.

The Agreement contains customary affirmative and restrictive covenants, including, among others, covenants restricting the Borrower and its subsidiaries from incurring additional indebtedness, granting liens, making investments, consummating transactions with affiliates, disposing of assets, consummating mergers or acquisitions, having a change of control and paying dividends or distributions, subject, in each case, to customary qualifications and exceptions. In addition, beginning with the fiscal quarter ending December 31, 2023, the Company will be subject to a financial covenant requiring the Borrower to achieve consolidated six months’ trailing revenues of at least 75% of the Borrower’s revenue plan for such period.

The Agreement includes customary events of default, including, among others, payment defaults, breach of representations and warrants, covenant defaults, cross-defaults to other debt, judgment defaults, insolvency and bankruptcy defaults, a material adverse change default and delisting of the Company’s common stock (the “Common Stock”). The occurrence of an event of default could result in the acceleration of the obligations under the Agreement, termination of the Term Loan commitments and the right to foreclose on the collateral securing the obligations. During the existence of an event of default, the Term Loans will accrue interest at a rate per annum equal to 5.00% above the otherwise applicable interest rate.

The foregoing description is a summary of the material terms of the Agreement, and does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 and is incorporated herein by reference. A copy of the press release is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 2.02. Results of Operations and Financial Condition.

On January 25, 2022, the Company filed with the Securities and Exchange Commission a preliminary prospectus supplement to its effective shelf registration statement on Form S-3 (File No. 333-260799) (the “Preliminary Prospectus Supplement”) pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended (the “Securities Act”), relating to a proposed public offering of Common Stock. The Company disclosed in the Preliminary Prospectus Supplement that as of December 31, 2021, it had approximately $104.7 million in cash and cash equivalents.

The Company’s consolidated financial statements as of and for the year ended December 31, 2021 are not yet available. The preliminary cash and cash equivalents information included in the Prospectus Supplement and this Current Report on Form 8-K has been prepared by, and is the responsibility of, management. The Company’s independent registered public accounting firm, Deloitte & Touche LLP, has not audited, reviewed, compiled, or applied agreed-upon procedures with respect to such information. Accordingly, Deloitte & Touche LLP does not express an opinion or any other form of assurance with respect thereto. It is possible that the Company or Deloitte & Touche LLP may identify items that require adjustments to such information. The Company expects to complete its audited consolidated financial statements as of and for the year ended December 31, 2021 subsequent to the completion of the offering contemplated by the Prospectus Supplement. Accordingly, undue reliance should not be placed on this preliminary estimate.

Item 8.01. Other Events.

Topline Results

On January 25, 2022, the Company issued a press release announcing positive topline data results from the pivotal Phase 3 MOMENTUM study—a global, randomized, double-blind clinical trial evaluating momelotinib in myelofibrosis patients who are symptomatic and anemic and previously treated with an approved JAK inhibitor. The trial met all of its primary and key secondary endpoints.

A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press release dated January 25, 2022, issued by Sierra Oncology, Inc.

99.2	Press release dated January 25, 2022, issued by Sierra Oncology, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIERRA ONCOLOGY, INC.

Date: January 25, 2022	By:	/s/ Christina Thomson
Christina Thomson
General Counsel